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                                                                    Exhibit 10.1



            FORM OF NON-EMPLOYEE DIRECTOR RESTRICTED SHARE AGREEMENT


         QUAKER STATE CORPORATION, a Delaware corporation (the "Corporation") and _________________ (the "Grantee"), a non-employee director of the Corporation, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, agree as follows:

          1.      RESTRICTED SHARE AWARD.

         The Corporation hereby confirms the award to the Grantee on May 17, 1998 (the "Award Date") of ________________ (_______) shares of the
Corporation's Capital Stock, par value $1.00 per share (the "Restricted Shares"), under and subject to the terms and conditions of this Agreement. This Award is specifically made subject to the filing and declaration of effectiveness of a valid registration statement for such shares with the Securities Exchange Commission and the approval of a listing application for such shares on the New York Stock Exchange, Inc. and Pacific Exchange, Inc.

         As of the Award Date and until the date of forfeiture, if any, the Grantee shall have all the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and to receive all dividends and other distributions paid with respect to the Restricted Shares.

         As of the Award Date, certificates representing the Restricted Shares will be issued in the name of the Grantee and held by the Corporation in escrow until the earlier of the forfeiture of the Restricted Shares to the Corporation or the lapse of the restrictions set forth in Section 3(A), below, with respect to the Restricted Shares. The Grantee shall execute and deliver to the Corporation a blank stock power in form acceptable to the Corporation with respect to each certificate representing the Restricted Shares. Upon the lapse of the restrictions applicable to the Restricted Shares, the Corporation shall deliver to the Grantee a certificate representing unrestricted shares. Upon the forfeiture of the Restricted Shares, the certificate representing the Restricted Shares shall be canceled and such shares shall thereupon be forfeited by the Grantee.

          2.      ACCEPTANCE OF RESTRICTED SHARE AWARD.

         The Grantee accepts the Restricted Share Award confirmed by this Agreement, as said agreement may be amended from time to time; provided, however, that no alteration or amendment of the Restricted Share Award will, without the written consent of the Grantee, adversely affect the rights of the Grantee with respect to the Restricted Shares.

         Grantee acknowledges, by acceptance of this Award, that any benefits granted under that certain Retirement Letter Agreement dated ________ (the "Retirement Letter Agreement") have been relinquished and that the Retirement Letter Agreement itself has been cancelled and is of no further effect.

          3.      RESTRICTIONS.

         (A) The following restrictions shall apply to the Restricted Shares:


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                  (i)      none of the Restricted Shares may be sold, assigned,
                           transferred, pledged or otherwise encumbered or disposed of during the Restricted Period (as hereinafter defined in Section 4); and

                  (ii) the Restricted Shares shall be forfeited during the Restricted Period on the date of termination of the Grantee's service on the Board of Directors of the Corporation for any reason prior to the date specified in Section 4(A) below, except as provided in Section 4(B);

          (B) Any attempt to dispose of Restricted Shares in a manner contrary to the restrictions set forth in this Agreement shall be null, void, and ineffective. Upon the lapse of the restrictions set forth in this Section 3, or as provided in
                  Section 4 of this Agreement, the Restricted Shares shall no longer be considered Restricted Shares for purposes of this Agreement.

          4.      RESTRICTED PERIOD.

                  (A) The restrictions set forth in Section 3 shall apply for a period (the "Restricted Period") from the Award Date through any date on or after _______________ at which the Grantee ceases to serve as a member of the Board of Directors of the Corporation.

                  (B) Notwithstanding the foregoing, the restrictions set forth in Section 3 shall lapse as to all Restricted Shares in the event that the Grantee's service as a member of the Board of Directors of the Corporation is terminated during the Restricted Period on account of a Change of Control of the Corporation, as defined in Section 12.

          5.      TAXES.

         The Grantee may elect to have any tax obligation at the time of the award of or the lapse of restrictions on the Restricted Shares satisfied by the Corporation purchasing shares of Capital Stock the Grantee would otherwise receive or by tendering already-owned shares of Capital Stock to the Corporation, such shares shall be valued on the date of receipt by the Corporate Secretary of the Corporation at the average of the high and low prices of the Corporation's Capital Stock as reported under "New York Stock Exchange Composite Transactions" on said date by The Wall Street Journal. In the event the date of receipt is not a trading day on the New York Stock Exchange, then the shares shall be valued as of the next trading day.

          6.      INTERPRETATION OF AGREEMENT.

         Any dispute or disagreement which arises under or in any way relates to the interpretation or construction of this Agreement will be resolved by the Corporation's Organization and Compensation Committee (the "Committee") without participation by the Grantee if a member of the Committee, and the decision of the Committee will be final, binding, and conclusive for all purposes.

          7.      EFFECT OF AGREEMENT ON RIGHTS OF COMPANY AND GRANTEE.

         This Agreement does not confer any right on the Grantee to continue as a member of the Corporation's Board of Directors ("Board").


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          8.      BINDING EFFECT.

         This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Corporation, and the legal representatives, heirs, beneficiaries and legatees of the Grantee.

          9.      ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement between the Corporation and the Grantee with respect to the subject matter herein and supersedes all prior agreements and understandings, oral or written, between the Corporation and the Grantee with respect to the subject matter hereof.

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         10.      AMENDMENT.

         This Agreement may be amended only by a written instrument signed by the Corporation and the Grantee.

         11.      SECTION HEADINGS.

         The Section Headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of any of the provisions of this Agreement.

         12.      DEFINITIONS.

         For purposes of this Agreement, the following terms shall have the following meanings:

                  (1) The term "Person" shall have the meaning set forth in Sections 13(d) and 14(d) of the 1934 Act as in effect on the effective date of this Agreement.

                  (2) "Beneficial Ownership" shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of this Agreement.

                  (3) A specified percentage of "Voting Power" of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote); and "Voting Shares" shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote).

                  (4) "Tender Offer" shall mean a tender offer or exchange offer to acquire securities of the Corporation (other than such an offer made by the Corporation or any subsidiary), whether or not such offer is approved or opposed by the Board.

                  (5) "Continuing Directors" shall mean a director of the Corporation who either (a) was a director of the Corporation on the effective date of this Agreement or (b) is an individual whose election, or nomination for election, as a director of the Corporation was approved by a vote of at least two-thirds of the directors then still in office who were Continuing Directors (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Corporation which would be subject to Rule 14a-11 under the 1934 Act, or any successor rule).

                  (6) "Change of Control" shall mean the date upon which any of the following events occurs:

                           (a) The Corporation acquires actual knowledge that
                  any Person other than the Corporation, a subsidiary or any employee benefit plan(s) sponsored by the Corporation or a subsidiary has acquired the Beneficial


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                  Ownership, directly or indirectly, of securities of the
                  Corporation entitling such Person to 30% or more of the Voting Power of the Corporation; or

                           (b) A Tender Offer is made to acquire securities of
                  the Corporation entitling the holders thereof to 30% or more of the Voting Power of the Corporation; or

                           (c) A solicitation subject to Rule 14a-11 under the
                  1934 Act (or any successor rule) relating to the election or removal of 50% or more of the members of the Board or any class of the Board shall be made by any person other than the Corporation, or less than 51% of the members of the Board shall be Continuing Directors; or

                           (d) The stockholders of the Corporation shall approve
                  a merger, consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the stockholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 10% of the consolidated assets of the Corporation immediately prior to the transaction;

         provided, however, that if (i) securities beneficially owned by the Grantee are included in determining the Beneficial Ownership of a Person referred to in paragraph 6(a) of this Section 12, (ii) the Grantee is required to be named pursuant to Item 2 of the Schedule 14D-1 (or any similar successor filing requirement) required to be filed by the bidder making a Tender Offer referred to in paragraph 6(b) of this Section 12 or (iii) the Grantee is a "144 participant" as defined in Instruction 3 to Item 4 of Schedule 14A under the 1934 Act (or any successor rule) in a solicitation (other than a solicitation by the Corporation) referred to in paragraph 6(c) of this Section 12, then no Change of Control with respect to the Grantee shall be deemed to have occurred by reason of such event.

         13.      GOVERNING LAW.

         THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICT OF LAWS.

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         IN WITNESS WHEREOF, the Corporation and the Grantee have executed this
Agreement this 19th day of May, 1998.

                            QUAKER STATE CORPORATION


                            By:
                                -----------------------------------
                                Herbert M. Baum
                                Chairman and Chief Executive Officer





                            GRANTEE:


                            ------------------------------------
                            (Grantee Name)